Contact:
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Sandra M. Mitchell
Vice President, Director of Corporate Communications
(860) 456-6509



                            SI FINANCIAL GROUP, INC.
                       ANNOUNCES STOCK REPURCHASE PROGRAM

         Willimantic, Connecticut. November 23, 2005. - SI Financial Group, Inc. (Nasdaq: SIFI) today announced that the Company's board of directors has approved the repurchase of up to 5% of the Company's outstanding common stock, or approximately 628,000 shares. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury.

         SI Financial Group, Inc. is the parent company of Savings Institute Bank & Trust Company. Savings Institute Bank & Trust Company is headquartered in Willimantic, Connecticut with fourteen other branches in eastern Connecticut. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.

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